Exhibit 10.20

AGROZ INC

BOARD OF DIRECTORS AGREEMENT

This BOARD OF DIRECTORS AGREEMENT (“Agreement”) dated as of March 15, 2024, by and between Agroz Inc., a Cayman Islands incorporated company (the “Company”), and the undersigned signatory (the “Director”), provides for director services, according to the following terms and conditions:

I.	Position and Responsibilities

(a)	Position. As of the Effective Date, the Board of Directors hereby appoints the Director to serve as a Board member until the next annual meeting of the Company’s shareholders or until his earlier resignation, removal or death. The Director shall perform such duties and responsibilities as are customarily related to such position in accordance with Company’s bylaws and applicable law, including, but not limited to, those services described on Exhibit A attached hereto (the “Services”). Director hereby agrees to use his best efforts to provide the Services. Director shall not allow any other person or entity to perform any of the Services for or instead of Director. Director shall comply with the statutes, rules, regulations and orders of any governmental or quasi-governmental authority, which are applicable to the Company and the performance of the Services, and Company’s rules, regulations, and practices as they may from time-to-time be adopted or modified.

(b)	Other Activities. Director may be employed by another company, may serve on other Boards of Directors or Advisory Boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate Director’s obligations under this Agreement or Director’s fiduciary obligations to the Company’s shareholders. The ownership of less than a 5% interest in an entity, by itself, shall not constitute a violation of this duty. Director represents that Director has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Director agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict without the approval of a majority of the Board of Directors. If, at any time, Director is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Director will promptly notify the Board of such obligation, prior to making such disclosure or taking such action.

(c)	No Conflict. Director will not engage in any activity that creates an actual or perceived conflict of interest with Company, regardless of whether such activity is prohibited by Company’s conflict of interest guidelines or this Agreement, and Director agrees to notify the Board of Directors before engaging in any activity that could reasonably be assumed to create a potential conflict of interest with Company. Notwithstanding the provisions of Section 1(b) hereof, Director shall not engage in any activity that is in direct competition with the Company or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or director) in any company or entity that competes directly or indirectly with the Company, as reasonably determined by a majority of Company’s disinterested board members, without the approval of the Board of Directors.

The Director agrees, subject to the Director's continued status as a director, to serve on the Company’s Board of Directors (the “Board”) and to provide those services required of a director under the Company’s amended and restated certificate of incorporation and bylaws, as both may be amended from time to time (“Charter Documents”) and under the federal securities laws and other state and federal laws and regulations, as applicable, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and any stock exchange or quotation system on which the Company’s securities may be traded from time to time. Director will also serve on such one or more committees of the Board as he or she and the Board shall mutually agree.

II.	Nature of Relationship

A.	The Director is an independent contractor and will not be deemed as an employee of the Company for any purposes by virtue of this Agreement. The Director shall be solely responsible for the payment or withholding of all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes relating to the compensation he or she earns under this Agreement. The Director shall not, in his or her capacity as a director of the Company, enter into any agreement or incur any obligations on the Company’s behalf, without appropriate Board action.

B.	The Company will supply, at no cost to the Director: periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings and any other materials that are required under the Company’s Charter Documents or the charter of any committee of the Board on which the Director serves and any other materials which may, by mutual agreement, be necessary for performing the services requested under this Agreement.

III.	Director’s Representations and Warranties

A.	The Director represents and warrants that no other party has exclusive rights to his services in the specific areas in which the Company is conducting business and that the Director is in no way compromising any rights or trust between any other party and the Director or creating a conflict of interest as a result of his or her participation on the Board. The Director also represents, warrants and covenants that so long as the Director serves on the Board, the Director will not enter into another agreement that will create a conflict of interest with this Agreement or the Company. The Director further represents, warrants and covenants that he or she will comply with the Company’s Articles, Bylaws, policies and guidelines, all applicable laws and regulations, including Sections 10 and 16 of the Securities Exchange Act of 1934, as amended, and listing rules of The Nasdaq Stock Market LLC or any other stock exchanges on which the Company’s securities may be traded; that if he or she is designated by the Board as an independent director, he or she shall promptly notify the Board of any circumstances that may potentially impair his or her independence as a director of the Company; and that he or she shall promptly notify the Board of any arrangements or agreements relating to compensation provided by a third party to him or her in connection with his or her status as a director or director nominee of the Company or the services requested under this Agreement.

B.	Throughout the term of this Agreement, the Director agrees he or she will not, without obtaining the Company’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with the Company’s business, products or services, including without limitation, products or services in the development stage, accept employment or provide services to (including but not limited to service as a member of a board of directors), or establish a business in competition with the Company; provided, however, that the Director may serve or continue to serve as an officer or director of one or more entities that are affiliated with the Company, including without limitation, entities in which the Company does not have a majority holding.

IV.	Fees

A.

Cash Fee. Subject to Section VI and during the term of this Agreement, the Company shall pay the Director, if the Company does not otherwise compensate the Director as an officer or employee, a non-refundable base fee of USD5,000 per quarter (“Base Fee”) in consideration for the Director providing the services described in Section I which shall compensate him or her for all time spent preparing for, travelling to (if applicable) and attending Board or committee meetings. In addition, the Company shall pay the Director a quarterly fee of an additional USD2,000 in consideration for the Director’s service as Chairperson of the Compensation Committee (“Chair Fee”). These cash fees may be revised by action of the Board from time to time. Such revision shall be effective as of the date specified in the resolution for payments not yet earned and need not be documented by an amendment to this Agreement to be effective. In addition, if the non-employee Director serves as the chairperson of any standing committee of the Board, he or she may be entitled to additional cash compensation as decided by the Board (or the compensation committee thereof) in its sole discretion.

B.	Payment. The Base Fee and the Chair Fee shall be paid quarterly at the beginning of each calendar quarter. No invoices need be submitted by the Director for payment of the Base or Chair Fee.

C.	Expenses. During the term of this Agreement, the Company will reimburse the Director for reasonable business related expenses approved by the Company in advance, such approval not to be unreasonably withheld. Invoices for expenses, with receipts attached, shall be submitted. Such invoices must be approved by the Company’s Chief Executive Officer or Chief Financial Officer as to form and completeness.

V.	Insurance

The Company shall provide the Director with directors’ and officers’ liability insurance coverage.

VI.	Term of Agreement and Amendments

This Agreement shall commence from the date the Company’s Form F-1 registration statement goes effective with the U.S. Securities and Exchange Commission (the “Effective Date”) for the Company’s proposed initial public offering of securities (the “Public Offering” ) under the Securities Act of 1933, as amended (the “Securities Act”), and shall continue for a period of one (1) year from the Effective Date and shall continue thereafter for as long as Director is elected as a member of the Board of Directors by the shareholders of the Company unless the Board determines not to renew this Agreement. Any amendment to this Agreement must be approved by the Board. Amendments to Section IV “Fees” hereof do not require the Director’s consent to be effective.

VII.	Termination

A.	This Agreement shall automatically terminate upon the death of the Director or upon his resignation or removal from, or failure to win election or reelection to, the Board. In the event of expiration or termination of this Agreement, the Director agrees to return or destroy any materials transferred to the Director under this Agreement except as may be necessary to fulfill any outstanding obligations hereunder. The Director agrees that the Company has the right of injunctive relief to enforce this provision.

B.	The Company’s and the Director’s continuing obligations hereunder in the event of expiration or termination of this Agreement shall be subject to the terms of Section XIV hereof.

VIII.	Limitation of Liability and Force Majeure

A.	Under no circumstances shall the Company be liable to the Director for any consequential damages claimed by any other party as a result of representations made by the Director with respect to the Company which are materially different from any to those made in writing by the Company.

B.	Furthermore, except for the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this Agreement when such delay or failure is caused by Government regulations (whether or not valid), fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond reasonable control of such delinquent party.

IX.	Confidentiality and Use of Director Information

A.	The Director agrees to sign and abide by the Company’s Director Proprietary Information Agreement attached hereto as Exhibit B (the “Proprietary Information Agreement”).

B.	The Director explicitly consents to the Company holding and processing both electronically and manually the information that he or she provides to the Company or the data that the Company collects which relates to the Director for the purpose of the administration, management and compliance purposes, including but not limited to the Company’s disclosure of any and all information provided by the Director in the Company’s proxy statements, annual reports or other securities filings or reports pursuant to federal or state securities laws or regulations, and the Director agrees to promptly notify the Company of any misstatement of a material fact regarding the Director, and of the omission of any material fact necessary to make the statements contained in such documents regarding the Director not misleading.

X.	Dispute Resolution

A.	Jurisdiction and Venue. The parties agree that any suit, action, or proceeding between Director and Company (and its affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to this Agreement shall be brought under jurisdiction in Malaysia and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

B.	Attorneys’ Fees. Should any litigation, arbitration or other proceeding be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys’ fees in such proceeding. This amount shall be determined by the court in such proceeding or in a separate action brought for that purpose. In addition to any amount received as attorneys’ fees, the prevailing party also shall be entitled to receive from the party held to be liable, an amount equal to the attorneys’ fees and costs incurred in enforcing any judgment against such party. This Section is severable from the other provisions of this Agreement and survives any judgment and is not deemed merged into any judgment.

XI.	Entire Agreement

This Agreement (including agreements executed in substantially the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and, except as otherwise set forth herein, may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

XII.	Assignment

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

XIII.	Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses provided. Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XIV.	Survival of Obligations

Notwithstanding the expiration or termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, the Director’s obligations under the Proprietary Information Agreement, the Company’s obligation to make any fees and expense payments required pursuant to Section IV due up to the date of the expiration or termination, and the Company’s indemnification and insurance obligations set forth in Section V hereof) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XV.	Attorneys’ Fees

If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach or default in connection with any of the provisions hereof, the successful or substantially prevailing party (including a party successful or substantially prevailing in defense) shall be entitled to recover its actual attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

XVI.	Severability

Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this Agreement.

XVII.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Board of Directors Agreement to be executed as of the date first written above.

AGROZ INC.

By:	/s/ Gerard Lim Kim Meng
Gerard Lim Kim Meng
Chief Executive Officer

DIRECTOR:

/s/ Benjamin Hua Seng Tan
Name: Benjamin Hua Seng Tan
Identification Number: K2064710A

EXHIBIT A

DESCRIPTION OF SERVICES

Responsibilities as Director. Director shall have all responsibilities of a Director of the Company imposed by Cayman Islands or applicable law, the Articles of Incorporation, as amended, and Bylaws of the Company. These responsibilities shall include, but shall not be limited to, the following:

1.	Attendance. Use best efforts to attend scheduled meetings of Company’s Board of Directors;

2.	Act as a Fiduciary. Represent the shareholders and the interests of Company as a fiduciary; and

3.	Participation. Participate as a full voting member of Company’s Board of Directors in setting overall objectives, approving plans and programs of operation, formulating general policies, offering advice and counsel, serving on Board Committees, and reviewing management performance.

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EXHIBIT B

COMPANY HOLDINGS CORP

DIRECTOR PROPRIETARY INFORMATION AGREEMENT

This DIRECTOR PROPRIETARY INFORMATION AGREEMENT (the “Agreement”) is made effective as of as of the date of that certain Director Agreement (as defined herein), by and between Agroz Inc, a Cayman Islands incorporated company (the “Company”), and the undersigned signatory (the “Director”).

WHEREAS, the Director has agreed to serve on the Board of Directors of the Company (the “Board”) pursuant to that certain Board of Directors Agreement between the Company and Director (the “Director Agreement”);

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by the Company to the Director in connection with the Director serving on the Board; and

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1.	Subject to the limitations set forth in Section 2, all information disclosed by the Company to the Director shall be deemed to be “Proprietary Information.” In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to the Company, any of its affiliates or subsidiaries, present or future products, sales, suppliers, customers, employees, investors, or business of the Company or any of its affiliates or subsidiaries, whether oral, written, graphic or electronic form.

2.	The term “Proprietary Information” shall not be deemed to include the following information: (i) information which is now, or hereafter becomes, through no breach of this Agreement on the part of the Director, generally known or available to the public; (ii) is known by the Director at the time of receiving such information; (iii) is hereafter furnished to the Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by the Company.

3.	The Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from the Company. The Director may use such Proprietary Information only to the extent required to accomplish the purposes of his position at the Company. The Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

4.	Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

5.	The Director represents, warrants and covenants that he shall protect the Proprietary Information received with at least the same degree of care used to protect his or her own Proprietary Information from unauthorized use or disclosure.

6.	All Proprietary Information (including all copies thereof) shall remain in the property of the Company, and shall be returned to the Company (or destroyed) after the Director's need for it has expired, or upon request of the Company, and in any event, upon the expiration or termination of Director Agreement.

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7.	Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

a.	is in response to a valid order, including a subpoena, of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that to the extent reasonably feasible, the Director shall first have given the Company notice of the Director’s receipt of such order and the Company shall have had an opportunity to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

b.	is otherwise required by law; or

c.	is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8.	This Agreement shall continue in full force and effect during the term of the Director Agreement. This Agreement may be terminated at any time thereafter upon thirty (30) days written notice to the other party. The termination of this Agreement shall not relieve the Director of the obligations imposed by Paragraphs 3, 4, 5 and 11 of this Agreement with respect to Proprietary information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement indefinitely with respect to Proprietary Information that constitutes “trade secrets” and for a period of eighteen (18) months from the date of such termination with respect to other Proprietary Information.

9.	This Agreement is made under and shall be governed by and construed in accordance with the laws of Malaysia both parties hereby irrevocably agrees to submit to the exclusive jurisdiction of the Malaysian Courts.

10.	This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

11.	Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of the Company, the Company will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that the Company shall be entitled to specific performance of the Director's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

[SIGNATURE PAGE FOLLOWS]

B-2

IN WITNESS WHEREOF, the parties hereto have executed this Director Proprietary Information Agreement on and as of the day and year first above written.

AGROZ INC.

By:	/s/ Gerard Lim Kim Meng
Gerard Lim Kim Meng
Chief Executive Officer

DIRECTOR:

/s/ Benjamin Hua Seng Tan
Name: Benjamin Hua Seng Tan
Identification Number: K2064710A

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